UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 13, 2018

Golub Capital Investment Corporation

(Exact name of Registrant as Specified in Its Charter)

MARYLAND	814-01128	47-1893276
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

666 Fifth Avenue, 18th Floor, New York, NY	10103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 750-6060

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b- 2 of the Securities Exchange Act of 1934.

Emerging growth company ☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 1.01.	Entry into a Material Definitive Agreement.

GCIC 2018 Debt Securitization

On December 13, 2018, Golub Capital Investment Corporation (the “Company”) completed a $908.2 million term debt securitization (the “GCIC 2018 Debt Securitization”). Term debt securitizations are also known as collateralized loan obligations and are a form of secured financing incurred by the Company, which is consolidated by the Company and subject to its overall asset coverage requirement.

The notes offered in the GCIC 2018 Debt Securitization (the “GCIC 2018 Notes”) were issued by GCIC CLO II LLC, an indirect, wholly-owned and consolidated subsidiary of the Company (the “GCIC 2018 Issuer”), and are backed by a diversified portfolio of senior secured and second lien loans. The transaction was executed through a private placement of approximately $490.0 million of AAA(sf)/AAAsf Class A-1 GCIC 2018 Notes, which bear interest at the three-month London Interbank Offered Rate (“LIBOR”) plus 1.48%; $38.5 million of AAA(sf) Class A-2 GCIC 2018 Notes, which bear interest at a fixed interest rate of 4.665%; $18.0 million of AA(sf) Class B-1 GCIC 2018 Notes, which bear interest at the three-month LIBOR plus 2.25%; $27.0 million of AA(sf) Class B-2 GCIC 2018 Notes, which bear interest at the three-month LIBOR plus 1.75%; $95.0 million of A(sf) Class C GCIC 2018 Notes, which bear interest at the three-month LIBOR plus 2.30%; $60.0 million of BBB-(sf) Class D GCIC 2018 Notes, which bear interest at the three-month LIBOR plus 2.75% (with the Class A-1, A-2, B-1, B-2 and C GCIC 2018 Notes, referred to collectively as the “Secured GCIC 2018 Notes”); and $179.7 million of Subordinated GCIC 2018 Notes, which do not bear interest. The Company indirectly retained all of the Class B-2, C, and D GCIC 2018 Notes and the Subordinated GCIC 2018 Notes. Through January 20, 2023, all principal collections received on the underlying collateral may be used by the GCIC 2018 Issuer to purchase new collateral under the direction of GC Advisors LLC, the Company’s investment adviser (“GC Advisors”), in its capacity as collateral manager of the GCIC 2018 Issuer and in accordance with the Company’s investment strategy, allowing the Company to maintain the initial leverage in the GCIC 2018 Debt Securitization. The Secured GCIC 2018 Notes are scheduled to mature on January 20, 2031, and the Subordinated GCIC 2018 Notes are scheduled to mature on December 13, 2118.

The cash proceeds of the private placement of the GCIC 2018 Notes, net of expenses, were used to redeem certain of the outstanding secured notes (the “GCIC 2016 Notes”) issued by Golub Capital Investment Corporation CLO 2016(M) LLC, the Company’s direct subsidiary (the “GCIC 2016 Issuer”), as part of the $410.1 million term debt securitization that was initially completed on August 16, 2016 (the “GCIC 2016 Debt Securitization”), pursuant to the terms of the indenture governing such GCIC 2016 Notes, and in a series of contemporaneous transactions by the GCIC 2018 Issuer to purchase certain ownership interests in portfolio company investments securing the GCIC 2018 Debt Securitization pursuant to the two loan sale agreements that govern the GCIC 2018 Debt Securitization, as discussed further below. In connection with the closing on December 13, 2018 (the “Closing Date”) of the GCIC 2018 Debt Securitization, the portion of the GCIC 2016 Notes held by the Company were redeemed in exchange for the distribution of assets to the Company on account of the redemption of such Notes and the Company’s membership interests in the GCIC 2016 Issuer.

Two loan sale agreements govern the GCIC 2018 Debt Securitization. Under the terms of the loan sale agreement entered into upon closing on the Closing Date (the “Closing Date Loan Sale Agreement”), (1) the Company transferred to GC Advisors a portion of its ownership interest in the portfolio company investments securing the GCIC 2018 Debt Securitization for the purchase price and other consideration set forth in the Closing Date Loan Sale Agreement, (2) immediately thereafter, GC Advisors sold to the GCIC 2018 Issuer all of its ownership interest in such portfolio company investments for the purchase price and other consideration set forth in the Closing Date Loan Sale Agreement, (3) immediately thereafter, as consideration for its acquisition of such portfolio company investments, the GCIC 2018 Issuer issued to GC Advisors 100% of the U.S. retention interest in the form of a portion of the Subordinated GCIC 2018 Notes, and (4) immediately thereafter, GC Advisors transferred such Subordinated GCIC 2018 Notes to the Retention Provider (defined below), as directed by the Company in consideration for GC Advisors’ previous acquisition from the Company of certain of the portfolio company investments securing the GCIC 2018 Debt Securitization.

Under the terms of the other loan sale agreement governing the GCIC 2018 Debt Securitization, which provides for the sale of assets on the Closing Date as well as future sales from the Company to the GCIC 2018 Issuer through GCIC CLO II Depositor LLC (the “Retention Provider”), a direct, wholly-owned and consolidated subsidiary of the Company, (5) the Company sold and/or contributed to the Retention Provider the remainder of the ownership interests in the portfolio company investments securing the GCIC 2018 Debt Securitization and, (6) the Retention Provider, in turn, sold to the GCIC 2018 Issuer all of its ownership interest in such portfolio company investments for the purchase price and other consideration set forth in one of the loan sale agreements. Following these transfers, the GCIC 2018 Issuer, and not GC Advisors, the Retention Provider or the Company, held all of the ownership interest in the portfolio company investments securing the GCIC 2018 Debt Securitization. The Company made customary representations, warranties and covenants in these loan sale agreements.

The Secured GCIC 2018 Notes are the secured obligations of the GCIC 2018 Issuer, the Subordinated GCIC 2018 Notes are unsecured obligations of the GCIC 2018 Issuer, and an indenture governing the GCIC 2018 Notes includes customary covenants and events of default. The GCIC 2018 Notes have not been, and will not be, registered under the Securities Act of 1933, as amended, or any state “blue sky” laws and may not be offered or sold in the United States absent registration with the Securities and Exchange Commission or an applicable exemption from registration.

GC Advisors, will serve as collateral manager to the GCIC 2018 Issuer under a collateral management agreement and will receive a fee for providing these services. Pursuant to the Company’s investment advisory agreement with GC Advisors (the “Investment Advisory Agreement”), the total fees paid to GC Advisors for rendering collateral management services, which are less than the management fee payable under the Investment Advisory Agreement, will be offset against such management fee.

The descriptions of the documentation related to the GCIC 2018 Debt Securitization contained in this Current Report on Form 8-K do not purport to be complete and are qualified in their entirety by reference to the underlying agreements, attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 incorporated into this Current Report on Form 8-K by reference.

Amendment to Credit Facility

In connection with the GCIC 2018 Debt Securitization, GCIC Funding LLC (“GCIC Funding”), a wholly-owned subsidiary of the Company, pre-paid, without penalty, $275.0 million in principal amount under its amended and restated senior secured revolving credit facility (the “Credit Facility”) by and among GCIC Funding, as the borrower, the Company, as the transferor, GC Advisors, as the servicer, certain institutional lenders, and Wells Fargo Bank, N.A., as the swingline lender, collateral agent, account bank, collateral custodian, and administrative agent, and entered into the Termination and Release of Security Interest Letter Agreement (the “Letter Agreement”), dated as of December 13, 2018, which, among other things, decreases the borrowing capacity under the Credit Facility to $275.0 million from $550.0 million. The other material terms of the Credit Facility were unchanged.

As previously disclosed, the Credit Facility is secured by all of the assets held by GCIC Funding. Borrowing under the Credit Facility remains subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended.

The description above is only a summary of the material provisions of the Letter Agreement and is qualified in its entirety by reference to a copy of the Letter Agreement, which is filed as Exhibit 10.6 to this Current Report on Form 8-K.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this current report on Form 8-K is incorporated by reference into this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Note Purchase Agreement, dated December 13, 2018, by and among GCIC CLO II LLC and Wells Fargo Securities, LLC

10.2	Indenture, dated December 13, 2018, by and between GCIC CLO II LLC and The Bank of New York Mellon Trust Company, N.A.

10.3	Collateral Management Agreement, dated December 13, 2018, by and between GCIC CLO II LLC and GC Advisors LLC

10.4	Master Loan Sale Agreement by and among Golub Capital Investment Corporation, as the seller, GC Advisors LLC, as the closing date seller, GCIC CLO II LLC, as the buyer, and GCIC Funding LLC, as the warehouse borrower, dated as of December 13, 2018

10.5	Master Loan Sale Agreement by and among Golub Capital Investment Corporation, as the seller, GCIC CLO II Depositor LLC, as the intermediate seller, and GCIC CLO II LLC, as the buyer, dated as of December 13, 2018

10.6	Termination and Release of Security Interest Letter Agreement, dated as of December 13, 2018, pursuant to the Amended and Restated Loan and Servicing Agreement, dated as of May 13, 2015 and as amended, modified, supplemented or restated, by and among GCIC Funding LLC, as the borrower, Golub Capital Investment Corporation, as the transferor, GC Advisors LLC, as the servicer, the institutional lenders identified therein, and Wells Fargo Bank, N.A., as the swingline lender, collateral agent, account bank, collateral custodian, and administrative agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Golub Capital Investment Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GOLUB CAPITAL INVESTMENT CORPORATION

Date: December 19, 2018	By:	/s/ Ross A. Teune
	Name:	Ross A. Teune
	Title:	Chief Financial Officer